2/6/06


                             AGREEMENT OF SETTLEMENT

      This Agreement of Settlement (the "Agreement") is entered into this 6th day of February 2006 (the "Closing Date"), by and among Stronghold Technologies, Inc. (the "Company") and Christopher Carey ("Carey").

                                   WITNESSETH:

      WHEREAS, the Company is currently in debt to Carey relating to accrued salary in the amount of $931,369 (the "Debt");
      WHEREAS, Carey, in exchange for the representations, warranties and covenants of the Company as set forth herein, has agreed to forgive the Debt, release the Company from all obligation of payment of the Debt
      WHEREAS, Carey agrees to convert (i) $150,000 of such Debt (the "Primary Debt") into 21,428,571 shares of common stock of the Company (the "Shares") and
(ii) $781,369 (the "Secondary Debt") into 10,000 shares of Series C Preferred Stock (the "Preferred Shares"), the terms of which are set forth in the Certificate of Designation of the Preferred Shares attached hereto as Exhibit B; and
      NOW, THEREFORE, in consideration of the mutual covenants, payments, and agreements set forth in this Agreement, the Company and Carey intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and among the undersigned parties, that all of the claims asserted (or which could have been asserted) by Carey with respect to the Debt are hereby settled and compromised on the following terms and conditions, to wit:
      1. COMPROMISE. In consideration for entering into the release as set forth in Section 2 to this Agreement, the Company and Carey as follows:
            (i)   Carey shall waive all rights and claims relating to the Debt;
                  and
            (ii) Carey and the Company agree to convert the Primary Debt into Common Shares and the Secondary Debt into Preferred Shares.
      2. RELEASE. Carey shall execute a general release in respect of the Debt in favor of the Company in the form annexed hereto as Exhibit A.
      3. BINDING AGREEMENT. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

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      4. HEADINGS. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.
      5. REPRESENTATION. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.
      6. COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.
      7. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither the Company nor Carey have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party, which will not be unreasonably withheld.
      8. LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state of New Jersey. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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      9. IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the date and year first above written.

STRONGHOLD TECHNOLOGIES, INC.


By: /s/Christopher Carey                             /s/Christopher Carey
Name: Christopher Carey                              Christopher Carey
Title:  CEO






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                                    EXHIBIT A

         TO ALL TO WHOM THESE PRESENT SHALL COME OR MAY CONCERN, KNOW THAT

         Christopher Carey                                          as RELEASOR,

for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged

         Stronghold Technologies, Inc.                              as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges

         Stronghold Technologies, Inc.

      Upon the receipt of the securities described in the "Agreement of Settlement" to which this Exhibit A is attached and as otherwise provided therein, the RELEASOR, releases the RELEASEE, RELEASEE'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, in respect of or related to the Debt (as defined in the Agreement of Settlement) which against the RELEASEE(S), the RELEASOR, RELEASOR'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing that has or may have arisen from the Debt from the beginning of the world to the day of the date of this RELEASE, save for a cause of action relating to a breach of this Release or the Agreement of Settlement to which this release is attached.

      The words RELEASOR and RELEASEE include all releasors and all releasees under this RELEASE.

      This RELEASE may not be changed orally.

      IN WITNESS WHEREOF, the RELEASOR has hereunto set RELEASOR'S hand and seal on the 6th day of February, 2006



                                                     /s/Christopher Carey
                                                     Christopher Carey


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